UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2026

Greenland Mines Ltd.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-41340	86-2727441
(Commission File Number)	(IRS Employer Identification No.)

1300 South Boulevard, Suite D

Charlotte, NC 28203

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (833) 931-6330

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	GRML	The Nasdaq Stock Market LLC
Warrants	GRMLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On July 16, 2026, Greenland Mines Ltd. (the “Company”) convened a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders voted on Proposal 3, the proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate (the “Adjournment Proposal”). Approval of the Adjournment Proposal required the affirmative vote of the majority of the voting power of the outstanding shares of the Company’s common stock present in person or represented by proxy at the Special Meeting. On May 18, 2026, the record date for stockholders entitled to notice of, and to vote at, the Special Meeting, there were 121,238,660 shares of the Company’s common stock issued and outstanding.

The voting results with respect to the Adjournment Proposal were as follows:

For	Against	Abstain	Broker Non-Votes
41,538,066	765,222	655,905	0

The Adjournment Proposal was approved. Following approval of the Adjournment Proposal, the Special Meeting was adjourned until August 7, 2026 at 1:00 PM, Eastern Time.

No vote was taken at the Special Meeting with respect to Proposal 1 or Proposal 2. The Company intends to reconvene the Special Meeting on August 7, 2026 to consider and vote upon those proposals.

Item 9.01 Financial Statements and Exhibits.

Exhibits	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2026	GREENLAND MINES LTD.

	By:	/s/ Joseph Sinkule
	Name:	Joseph Sinkule
	Title:	Chief Executive Officer

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